(AFP LETTERHEAD)


EXHIBIT 99.1 TO FORM 8-K




                                                                 October 3, 2003

Ernst & Young
1111 Summer Street
Stamford, Connecticut 06905

Dear Sirs/Madams:

                  Enclosed is a copy of the Current Report on Form 8-K, dated October 3, 2003, of AFP Imaging Corporation, which we intend to file with the Securities and Exchange Commission no later than October 3, 2003. The Form 8-K includes, among other things, disclosure of the fact that we have decided to replace Ernst & Young LLP as the independent accountants to audit our financial statements. This letter is being furnished to you pursuant to the requirements of Item 304 (a) (3) of Regulation S-K promulgated by the Commission. We request that you furnish to us a letter, addressed to the Commission, stating whether you agree with the statements made by us in the Form 8-K in response to Item 304
(a) of Regulation S-K and, if not, state the respects to which you do not agree.


                        Very truly yours,

                        AFP Imaging Corporation


                        By:    /s/  Elise Nissen
                               ----------------------------------------------
                               Elise Nissen,
                               Chief Financial Officer